** Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SECURITY AGREEMENT

1.    Parties to this Security Agreement (“Agreement”) are as follows:

APLD ELN-01 LLC, a Nevada limited liability company, registered in North Dakota as a foreign limited liability company, 3811 Turtle Creek Blvd., Ste. 2100, Dallas, TX 75219 (hereinafter referred to as “Borrower”);

    Starion Bank, 2754 Brandt Dr. S., Fargo, ND 58104-8806 (hereinafter referred to as “Lender”).

2.    Effective date of this Agreement is February 16, 2023.

3.    Term of this Security Agreement. The term of this Agreement shall be from the date of this Agreement set forth above and continue thereafter until all Debt has been paid in full and Lender no longer has any outstanding commitment to lend to Borrower, or the Agreement is otherwise terminated in writing by the parties.

4.    Purpose of this Agreement is to transcribe for posterity the fact that the Borrower has granted to the Lender a security interest in Borrower’s personal property, described below as “Collateral”, to secure the indebtedness owed to the Lender by the Borrower, described below as “Debt”.

5.    Debt secured by this Agreement means all indebtedness of the Borrower to the Lender evidenced by any promissory note or other debt instrument executed in connection with this Agreement, principal and interest inclusive, together with all other indebtedness, costs and expenses for which Borrower is responsible under this Agreement or any of the loan instruments and documents related to this Agreement. This Agreement is executed in connection with the Loan A: $20,000,000.00 Real Estate Term Loan Agreement between the Borrower and the Lender, executed the same date as this Agreement and referred to throughout this Agreement as the “Loan Agreement”. When one or more Security Agreements exist between the parties to this Agreement, the Security Agreements are intended to be cumulative and not superseding.

6.    Collateral granted as security under this Agreement. To secure the payment of the Debt, the Borrower hereby grants, conveys, pledges, and grants a security interest in and to, to the Lender all of the Borrower’s rights, title, and interest in the following described property, whether now existing or hereafter acquired (“Collateral”), categorically identified below using terms defined by the Uniform Commercial Code:

a.All equipment of Borrower, including but not limited to all attachments, accessions, tools, parts, supplies, increases and additions to all replacement of and substitutions for any of the equipment located at 9685 87th Ave SE, Ellendale, ND.

b.All Software owned or leased by Borrower embedded in the equipment described above.

c.All inventory, as that term is defined in the Uniform Commercial Code, which is held for ultimate sale or lease to the public or to customers, or which has been or will be supplied under contracts of service, or which are raw materials, work in process, or materials used or consumed in the business of the Borrower.

d.All accounts, instruments, documents, chattel paper and other rights to payment, as those terms are defined in the Uniform Commercial Code, including but not limited to payment for goods sold or leased, or for services rendered, whether or not payment has been earned by performance, and all rights to payment arising out of all present and future debt instruments, chattel paper and loans and obligations receivable. The foregoing include any rights and interests, including all liens and security interests, which the Borrower may have by law or agreement against any account debtor or obligor of Borrower.

e.All general intangibles, as that term is defined in the Uniform Commercial code, including but not limited to tax refunds, applications for patents, patents, copyrights, trademarks, trade secrets, good will, trade names, customer lists, permits and franchises, and the right to use the Borrower’s name or names of products or services identified with the Borrower.

f.All investment property, as that term is defined in the Uniform Commercial Code, including all securities, whether certificated or uncertificated, all security entitlements, all securities accounts, all commodity contracts, all commodity accounts, and Borrower covenants to execute the appropriate control agreements for perfection of the Lender’s security interest in such investment property, if required or permitted by law or by the regulation or policy of the issuer, broker, or custodian of the investment property.

g.Deposit accounts. As security for the Debt, Borrower grants to Lender a first priority security interest in all of Borrower’s deposit accounts.

h.All fixtures owned by Borrower located in Ellendale, North Dakota.

i.Collateral Assignment of Borrower’s rights and interests in the High Density Contracted Demand Response Electric Service Agreement (“Service Agreement”) with [**] with consent to assignment from [**]., including, but not limited to, Borrower’s rights in the Security Deposit held with [**], and referred to in the Service Agreement.

j.Collateral Assignment of Borrower’s rights and interests in Master Services Agreement (a/k/a Master Hosting Agreement) and any Service Order Form related to the Colocation Facility in Ellendale, North Dakota.

k.Hazard insurance proceeds. As security for the Debt, Borrower grants to Lender a first priority assignment of proceeds of any and all hazard insurance on the building, the land and the rest of the Collateral, The Borrower shall maintain hazard insurance on all insurable Collateral in policy coverage amounts sufficient at all times to cover outstanding indebtedness owed by the Borrower to any and all lenders, and shall name the Lender as Lender Loss Payee and Mortgagee on any such policies.

l.All of the above whether now or hereafter acquired.

m.All records and data relating to any of the property described above as Collateral, however and wherever such records and data are kept and maintained.

n.After-acquired property, proceeds and products. All of the foregoing is granted to Lender as Collateral for the Debt whether it is now owned or hereafter acquired and the Collateral includes any and all proceeds (including but not limited to insurance proceeds), and products of the foregoing.

7.    Right of setoff is also granted by Borrower to Lender in addition to the foregoing grant of the security interest in the identified Collateral. This right of setoff is a contractual possessory security interest in all of Borrower’s right, title and interest in and to any of Borrower’s funds or monies in the custody of the Lender.

8.    Borrower’s affirmative obligations under this Agreement include the following:

a.Maintain validity and perfection of the security interest hereby granted by executing such instruments and taking such actions as the Lender may from time to time request of the Borrower, with the intent and purpose that at all times the Borrower will assure and assist the Lender in creating and maintaining a valid, enforceable and perfected security interest in the Collateral.

b.No violation of law or contract has occurred by the Borrower executing this Agreement, and Borrower has full right and authority to do so.

c.Collateral is enforceable to the extent the Collateral consists of accounts, contract rights, chattel paper, or general intangibles, and all such Collateral is enforceable in accordance with its terms, is genuine, and complies with applicable law, and all persons appearing to be obligated to the Borrower on the Collateral are in fact obligated as they appear to be.

d.Location of the Collateral shall be kept at the Borrower’s premises located at 9685 87th Ave SE, Ellendale, ND, unless otherwise agreed in writing between the Borrower and the Lender.

e.Borrower shall not sell or otherwise dispose of all or substantially all of the Collateral without the prior written permission of the Lender, excluding inventory sold in the ordinary course of Borrower’s business.

f.Good title to the Collateral is herein represented and warranted by the Borrower to be in the Borrower and in its name, free and clear of all liens and encumbrances except for the lien of this Agreement, and subject only to such exceptions as have been agreed to in a separate writing by the Borrower and the Lender.

g.Collateral shall be accounted for in writing, insofar as the Collateral consists of inventory and accounts receivable, and Borrower shall furnish to the Lender such lists, descriptions, designations and agings of such Collateral as Lender may from time to time reasonably require.

h.Borrower will maintain Collateral in good condition and repair (fair wear and tear excepted).

i.Lender may inspect Collateral at the Borrower’s business premises, or wherever it may be located, upon reasonable notice and at any reasonable time.

j.All taxes, assessments and liens will be paid by Borrower should any of the foregoing be assessed against the Collateral, and Borrower covenants to pay all of the foregoing timely as such items come due.

k.Borrower will comply with all State and Federal laws and regulations and laws regarding the disposition and use of the Collateral.

l.Borrower will comply with all environmental laws, and Borrower represents and warrants that the Collateral has not been and never will be during the term of this Agreement used for the generation, manufacture, storage, transportation, treatment, disposal, release or threatened release of any hazardous waste or substance, as those terms are defined by federal and state environmental laws. Borrower hereby releases and waives any claims against the Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such environmental laws, and agrees to indemnify and hold harmless the Lender against any and all such claims or losses resulting from a breach of this provision.

m.Borrower shall insure the Collateral against all such risks and hazards as are reasonably required by the Lender, with the insurance coverage to be in a minimum amount of no less than the balance of the Debt secured by this Agreement owed to the Lender by Borrower and Borrower shall cause the Lender to be named as a loss payee and additional insured on any and all such policies of insurance, and shall provide the Lender with certificates from the insurance carriers evidencing the foregoing. In the event of damage or destruction of the Collateral, insurance proceeds shall be applied first as a credit to the Debt secured by this Agreement, with any surplus remitted to the Borrower, unless a different arrangement is agreed to in writing between the Lender and Borrower.

9.    Attorney-in-Fact. For so long as this Agreement is in effect, the Borrower hereby irrevocably appoints Lender the Borrower’s attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from and after the occurrence of an Event of Default, to take any action and to execute any instrument provided for pursuant to this Agreement, including, without limitation: (a) To ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with any of the Collateral; (b) To file any claims or take any action or institute any proceedings which Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Borrower with respect to any of the Collateral; (c) To execute and deliver lien releases, certificates, and other documents to obtain payment for work or materials or other Collateral; and (d) To perform and take any action authorized under any this Agreement or any other agreement between Borrower and Lender, holding Borrower liable or responsible for the costs thereof.

Borrower hereby ratifies all acts Lender takes as attorney-in-fact that are lawfully done by virtue of this Agreement. This power of attorney is coupled with an interest and shall be irrevocable. The grant of this power of attorney to take actions from and after an Event of Default shall not be construed to limit the powers of Lender to take actions otherwise permitted by this Agreement, any other agreement between the parties hereto, the Uniform Commercial Code or other law to take actions prior to the occurrence of an Event of Default.

10.     Lender’s Performance of Borrower’s Obligations. If Borrower fails to perform any agreement contained herein or in any other agreement with Lender, Lender may itself perform, or cause performance of, such agreement, and the expenses of Lender incurred in connection with the performance shall be at the sole option of the Lender be immediately reimbursable by the Borrower to the Lender, or added to the balance of the Debt secured by this Agreement, with interest thereon to accrue at the highest rate being charged by the Lender on any debt instruments or promissory notes secured by this Agreement. The powers and rights conferred upon the Lender are solely to protect Lender’s interest in the Collateral and shall not impose any duty upon Lender to exercise any such rights or powers. Without limiting the generality of the foregoing, Lender shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any other parties, including Borrower, but may do so at its option. Lender shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including without limitation with respect to the Collateral except for: (a) Gross negligence or willful misconduct; or (b) Failure to use reasonable care with respect to the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder. Lender will be deemed to use reasonable care if it uses the same standards and care as Lender takes with its own property or the collection of its own loans.

11.    Default under this Agreement shall consist of any one or more of the following:

a.Failure to pay when due any part of the Debt secured by this Agreement.

b.Failure of Borrower to comply with this Agreement or the Borrower to comply with or perform any other term, obligation, covenant or condition contained in any loan instruments or documents related to this Agreement or in any other agreement between the Lender and the Borrower entered into by the parties on the same date as this Agreement, and any amendments, modifications or replacements to such loan instruments, documents and agreements.

c.False statements made by the Borrower to the Lender, which are false or misleading in any material respect, when made.

d.Defective collateralization, from whatever cause, resulting in non-enforceability, invalidity, or lack of perfection of all or any part of the security interest of the Lender in the Collateral.

e.Insolvency of the Borrower, the appointment of a receiver for the Borrower or any of its property, any assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Borrower.

f.The Borrower fails to comply with any and all State and Federal laws and regulations associated with or governing Borrower’s business operations whether such laws and regulations exist now or at any time during the term of this Agreement and said failure materially effects Borrower’s ability to operate.

12.    Remedies. If an Event of Default occurs and is continuing, upon written notice thereof to the Borrower and a ten (10) day opportunity to cure such Event of Default, unless a delay would cause irreparable harm to the Lender, Lender may exercise any one or more of the following rights and remedies:

a.Accelerate Debt secured by this Agreement and declare all of same immediately due and payable, principal and interest inclusive.

b.Require Borrower to assemble Collateral at a convenient place designated by the Lender and assist the Lender in taking possession of the Collateral for disposition of same under the Uniform Commercial Code.

c.Repossess the Collateral wherever it may be found, either by self-help or by judicial action.

d.Sell or otherwise dispose of the Collateral in the manner permitted by the Uniform Commercial Code, with the reasonable expenses of retaking, preparing for sale, and selling or otherwise disposing of the Collateral to be reimbursed to the Lender from the first proceeds of sale or other disposition, and the remainder to be applied as a credit to the Debt secured by this Agreement.

e.Collect accounts, chattel paper, instruments and general intangibles directly, to the extent the Collateral consists of accounts, chattel paper, instruments and general intangibles, and the Lender may notify all such account debtors and obligors on the accounts, chattel paper, instruments and general intangibles, directing them to make payment directly to the Lender on the account of the Borrower.

f.Obtain deficiency by way of judgment or otherwise against the Borrower, for any and all amounts remaining unpaid on the Debt secured by this Agreement after sale or other disposition of the Collateral and after application of the proceeds as a credit to the Debt secured by this Agreement.

g.Other rights and remedies allowed by law, whether state or federal, and whether under the Uniform Commercial Code or other applicable laws and regulations.

h.Other rights and remedies allowed by contract, whether contained in this Agreement, or in any promissory note or other loan instrument or document executed in connection with this Agreement, or as specified in any other agreement between the Borrower and the Lender.

i.All remedies are cumulative and may be exercised by the Lender singularly or concurrently, and the election by the Lender to pursue any remedy shall not exclude pursuit of any other remedy.

13.    If Lender presently holds one or more security agreements, or hereafter receives additional security agreements from Borrower, Lender’s rights under all security agreements shall be cumulative. This Security Agreement shall not (unless specifically provided below to the contrary) affect or invalidate any such other security agreements. Borrower’s liability will be Borrower’s aggregate liability under the terms of this Security Agreement and any such other unterminated security agreements.

14.    No waiver. No delay or failure by the Lender in the exercise of any right or remedy under this Agreement or under law shall constitute a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

15.    Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

16.    North Dakota law governs. This Agreement shall be governed, interpreted and enforced under North Dakota law.

17.    Modifications in writing only. Any modification of this Agreement, to be valid, must be in writing and signed by all parties hereto.

    IN WITNESS WHEREOF, THE PARTIES HAVE SET THEIR HANDS TO THIS AGREEMENT EFFECTIVE THE DAY AND YEAR FIRST ABOVE WRITTEN.

[SIGNATURES ON FOLLOWING PAGES]

SIGNATURE PAGE OF CHIEF EXECUTIVE OFFICER
FOR BORROWER’S SECURITY AGREEMENT

BORROWER:    APLD ELN-01 LLC

/s/ Wes Cummins
By: Wes Cummins, Its Chief Executive Officer

SIGNATURE PAGE OF CHIEF FINANCIAL OFFICER
FOR BORROWER’S SECURITY AGREEMENT

BORROWER:    APLD ELN-01 LLC

/s/ David Rench
By: David Rench, Its Chief Financial Officer

This instrument drafted by Zimney Foster P.C., Attorneys
3100 S. Columbia Road, Ste. 200 Grand Forks, North Dakota